Exhibit 6.12

NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: February 8, 2018	$13,000,000.00

Chicago, Illinois

SENIOR SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation, High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Borrowers of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent, the “Borrowers” or individually, a “Borrower”), each with a principal place of business at 10990 Wilshire Boulevard, Penthouse, Los Angeles, California 90036, hereby jointly and severally unconditionally promise to pay to the order of ExWorks Capital Fund I, L.P., a Delaware limited partnership, with its principal place of business located at 333 West Wacker Drive, Suite 1620, Chicago, Illinois 60606 (“Lender”), or at any other place that Lender may designate in writing, Thirteen Million and 00/100 Dollars ($13,000,000.00) or the lesser principal amount of Loans advanced and outstanding pursuant to the Agreement (defined below), in immediately available funds, together with Expenses, fees and interest on the unpaid principal amount at the rates, on the dates, and in the manner set forth in the Agreement. The Lender and any other subsequent holder or holders of this Note is hereinafter sometimes referred to individually as a “Holder” and collectively, as the “Holders.

This Note is issued in connection with the Third Amendment to Loan and Security Agreement (“Third Amendment”), dated on or about the date set forth above, among Borrowers and Lender. Reference is made to the Agreement for the terms and conditions governing this Note, including, without limitation, the terms and conditions under which this Note may be accelerated. This Note is payable in full on the Maturity Date (defined below), is secured by the Collateral and is otherwise subject to the terms of the Agreement. Capitalized terms used but not otherwise defined in this Note have the meanings attributed to them in the Agreement.

This Note amends, restates and replaces, but does not extinguish the indebtedness under a Senior Secured Convertible dated October 31, 2017 in the original principal amount of $11,500,000 executed by Borrowers in favor of Lender.

To the fullest extent permitted by applicable law, each Borrower hereby waives presentment for payment, demand, notice of non-payment, notice of protest and protest of this Note, diligence in collection or bringing suit. Each Borrower’s obligations under this Note are cross-collateralized and cross-defaulted with all other Obligations owing to Lender by Borrowers.

Lender will, and is hereby authorized to, record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder in its books and records.

This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement and (b) the following terms shall have the following meanings:

“Agreement” shall mean the Loan and Security Agreement dated as of February 27, 2017 among Borrowers and Lender, as amended or modified and in effect from time to time, including by the First Amendment to Loan and Security Agreement, dated as of August 7, 2017 (“First Amendment”) and the Second Amendment.

“Approved Public Listing” shall mean the listing of the Common Stock of the Parent, OAC or any other Issuer on any Approved Securities Market.

“Approved Securities Market” shall mean any one of The NASDAQ Stock Market LLC, including the NASDAQ Capital Market, the New York Stock Exchange, the Toronto Stock Exchange (including the Toronto Venture Exchange) or the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB, OTCBB and OTC Pink Sheets.

“Base Conversion Shares” shall have the mean set forth in Section 5(c).

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(c).

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of Illinois and New York are authorized or required by law or other governmental action to close.

“Buy-In” shall have the meaning set forth in Section 4(d)(iv).

“Cash Collateral” shall have the meaning given in Section 4(e) below.

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“Change of Control Transaction” except for OAC Merger and related transactions contemplated by the Origo Merger Agreement, (which shall not be deemed to be a “Change of Control Transaction”) means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Parent or other Issuer, by contract or otherwise) of in excess of 50% of the voting securities of the Parent or other Issuer (other than by means of Conversion of the Note), (b) the Parent or other Issuer merges into or consolidates with any other Person, or any Person merges into or consolidates with the Parent or other Issuer and, after giving effect to such transaction, the stockholders of the Parent or other Issuer immediately prior to such transaction own less than 50% of the aggregate voting power of the Borrowers or the successor entity of such transaction, or (c) the Parent or other Issuer sells or transfers all or substantially all of its assets to another Person and the stockholders of the Parent or other Issuer immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction.

“Common Stock” shall mean the collective reference to (a) the shares of Class A voting Common Stock of the Parent, (b) the OAC Shares, or (c) the voting common stock of any other Issuer whose shares of common stock are listed for trading on any Approved Securities Market.

“Common Stock Equivalent” shall mean any notes, debentures or preferred stock that are convertible into shares of Common Stock of an Issuer, and/or any stock options, warrants or other rights entitling the holder to purchase shares of Common Stock of the Issuer.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Option” shall mean Holder’s option to convert some or all of the Obligations into Common Stock as provided in Section 4.

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means that number of shares of Common Stock of the applicable Issuer as shall be determined by dividing (a) the amount of the outstanding Obligations that Holder elects to convert into Common Stock, by (b) the Per Share Price. The applicable number of Conversion Shares shall be subject to adjustment as contemplated by Section 5 below.

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“Fully-Diluted Common Stock” shall mean, as at the date of the first Liquidity Event, the sum of the (a) the outstanding shares of Common Stock of the Issuer, and (b) all Common Stock Equivalents; provided, that the term “Fully Diluted Common Stock” shall not mean or include (i) any shares of Common Stock or Common Stock Equivalents issued in connection with a Public Offering, (ii) any Common Stock issuable under stock options approved under the Parent’s incentive stock option plan, or (iii) any Common Stock or Common Stock Equivalents issued in connection with any acquisition by any Borrower of the assets, securities or business of any other Person that is approved by the Lender.

“Issuer” shall mean the collective reference to (a) the Parent, (b) OAC, (c) any successor in interest to OAC by reason of the reincorporation or conversion of OAC from a Cayman Islands corporation to a Nevada Corporation, as contemplated by the Origo Merger Agreement, or (d) any other corporation resulting from a merger (including a Reverse Merger) with or Sale of Control of the Parent, that is the issuer of the securities in connection with an Approved Public Listing of its Common Stock on an Approved Securities Market.

“Liquidity Event” shall mean the first to occur of:

(a)  the consummation of an initial Public Offering of the Parent Common Stock pursuant to an effective S-1 registration statement or a Regulation A+ Offering Circular filed under the Securities Act declared effective or qualified by the SEC, and the listing of the Parent Common Stock for trading on an Approved Securities Exchange (a “Public Offering”); or

(b) consummation of the Origo Merger; or

(c) consummation of a Change of Control Transaction, or

(d) consummation of a Reverse Merger.

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“OAC” shall mean Origo Acquisition Corporation, a Cayman Islands corporation.

“Origo Merger” shall mean the merger of HTHC Merger Sub, Inc., a Delaware corporation and a newly-formed wholly-owned subsidiary of OAC (“Merger Sub”) with and into the Parent with the Parent as the surviving corporation of such merger, as a result of which the Parent would become a wholly-owned Subsidiary of OAC or its successor Issuer.

“Origo Merger Agreement” shall mean that certain Merger Agreement, dated July 24, 2017, among, the Parent, OAC, Merger Sub and Jose Aldeanueva, solely in the capacity as the OAC Representative, as amended on September 27, 2017, as the same may be further amended, modified or restated in its entirety.

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“Parent Common Stock” shall mean the shares of Class A Common Stock, $0.0001 par value per share, of the Parent.

“Per Share Price” shall mean the applicable percentage of the per share price of securities issued in connection with a Liquidity Event, to represent the lower of: (i) 100% of the initial per share offering price per share sold to the public in connection with a Public Offering, or (ii) 90% of the per share valuation to Parent’s stockholders in connection with the OAC Merger, or (iii) 90% of the consideration paid per share for Fully-Diluted Common Stock by any third Person to the Parent in connection with a Sale of Control.

“Pre-Money Valuation” shall mean means the product of multiplying (a) the Fully-Diluted Common Stock of the Issuer at the time of the Liquidity Event, by (b) the Per Share Price; provided, however, for all purposes of this Note and any Conversions into Common Stock of the applicable Issuer, such Pre-Money Valuation shall not exceed $225,000,000.

“Reverse Merger” shall mean, in addition to the Origo Merger, a share exchange or merger of the Parent with any other corporation whose Common Stock is traded on an Approved Securities Market, as a result of which 80% or more of the capital stock of the Issuer shall be transferred to the holders of Capital Stock or common Stock Equivalents of the Parent.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(d)(ii).

“Subsidiary” shall mean any Person where a second Person either: (i) owns at least 51% of the issued and outstanding capital stock or membership interests of that Person, or (b) has the ability to direct or cause the direction of the management and policies of that Person, whether by contract or otherwise.

“Trading Day” means a day on which the New York Stock Exchange is open for business.

Section 2. Registration of Transfers and Investment Representation.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

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(b) Investment Representations. This Note may be transferred or exchanged only in compliance with the Agreement and applicable federal and state securities laws and regulations. The Holder understands that this Note and the Conversion Shares issuable upon Conversion of this Note have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act that depends, in part, upon the Holder’s investment intention and investment qualification. In this connection, the Lender hereby represents that it is purchasing the Note for the Lender’s own account for investment and not with a view toward the resale or distribution to others; provided, however, that nothing contained herein shall constitute an agreement by the Lender to hold the Note or the Conversion Shares for any particular length of time and the Parent acknowledges that the Lender shall at all times retain the right to dispose of its property as it may determine in its sole discretion, subject to any restrictions imposed by applicable law. The Lender consents to the placement of a legend on any certificate or other document evidencing the Note and the Conversion Shares to the effect that such securities have not been registered under the Securities Act or any state Securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement. The Lender is aware that the Parent will make a notation in its appropriate records with respect to the restrictions on the transferability of such Securities.

(c) Reliance on Note Register. Prior to due presentment for transfer to the Issuer of this Note, the applicable Issuer and any agent of the Issuer may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Issuer, the Borrowers nor any such agent shall be affected by notice to the contrary.

Section 3 Reserved.

Section 4. Conversion.

a) Voluntary Conversion. At any time after consummation of a Liquidity Event and until all Obligations are paid in full, the Obligations shall be convertible, in whole or in part, into shares of Common Stock of any applicable Issuer at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(c) hereof); the foregoing right is sometimes referred to as the Conversion Option and the exercise of the right is sometimes referred to as a “Conversion” or “Conversions”, as applicable). The Holder shall effect Conversions by delivering to the Borrowers a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the amount of the Obligations to be converted and the date on which such Conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is actually delivered hereunder. To effect Conversions hereunder, the Holder shall not be required to physically surrender this Note to the Borrowers unless all Obligations have been so converted. Conversions hereunder shall have the effect of lowering the outstanding Obligations in an amount equal to the applicable Conversion. The Holder and the Issuer shall maintain records showing the amount(s) converted and the date of such Conversion(s).

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b) Conversion Price. The Conversion price in effect on any Conversion Date shall be equal to the Per Share Price (the “Conversion Price”). Such Conversion Price shall be subject to adjustment provided in Section 5 herein.

c) Conversion Limitations. Holder shall not have the right to convert any portion of this Note, pursuant to Section 4 or otherwise, to the extent that after giving effect to such issuance after Conversion the Holder (together with the Holder’s Affiliates, and any other person or entity acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of this Section beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Holder is solely responsible for any schedules required to be filed in accordance therewith. The Issuer shall have no obligation to verify or confirm the accuracy of such filings. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the Conversion or exercise of securities of the Issuer, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Note. The limitations contained in this paragraph shall apply to a successor holder of this Note.

d)	Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Obligations. The number of Conversion Shares issuable upon a Conversion hereunder shall be determined by the quotient obtained by dividing (x) the amount of outstanding Obligations to be converted by (y) the Conversion Price then in effect.

ii. Delivery of Certificate Upon Conversion. Not later than five (5) Trading Days after each Conversion Date (the “Share Delivery Date”), the Issuer shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, (x) if registered for resale in any registration statement declared effective by the SEC (a “Resale Registration Statement”), or (y) on or after the six month anniversary of the Original Issue Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the this Note) representing the number of Conversion Shares being acquired upon the Conversion of the applicable amount of the Obligations. On the first to occur of the effective date of a Resale Registration Statement, or the six month anniversary of the Original Issue Date, the Issuer shall use its best efforts to deliver any certificate or certificates required to be delivered by the Issuer under this Section 4(d) electronically through the Depository Trust Issuer or another established clearing corporation performing similar functions.

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iii. Failure to Deliver Certificates. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the fourth Trading Day after the Conversion Date, in addition to any other remedies available to Holder hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates, the Holder shall be entitled to elect by written notice to the Issuer at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Issuer shall promptly return to the Holder any original Note delivered to the Issuer.

iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Issuer fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(d)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the Conversion relating to such Share Delivery Date (a “Buy-In”), then the Issuer shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the Conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in the amount of the Obligations equal to the amount of the attempted Conversion or deliver to the Holder the number of shares of Common Stock that would have been issued if the Issuer had timely complied with its delivery requirements under Section 4(d)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted Conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Issuer shall be required to pay the Holder $1,000. The Holder shall provide the Issuer written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Issuer, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Issuer’s failure to timely deliver certificates representing shares of Common Stock upon Conversion of the applicable amount of the Obligations as required pursuant to the terms hereof.

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v. Reservation of Shares Issuable Upon Conversion. The Issuer covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon Conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the Conversion of all of the Obligations. The Issuer covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vi. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the Conversion of this Note. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such Conversion, the Issuer shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price then in effect or the Automatic Conversion Price, as applicable or round up to the next whole share.

e)	Prepayments.

i. Debt Refinancing. If Borrowers elect to prepay the Obligations by refinancing some or all of the Obligations through a loan from another lender (a “Refinancing”), Borrowers may prepay the Obligations prior to the Maturity Date without penalty by giving the Holder written notice of their intent to prepay (a “Prepayment Notice”). The Prepayment Notice must include (i) the amount of the Obligations to be prepaid (the “Proposed Prepayment Amount”), (ii) the terms of the proposed Refinancing (the “Refinancing Transaction”), and (iii) the proposed prepayment date (the “Proposed Prepayment Date”); provided, that the Proposed Prepayment Date may not be less than thirty (30) nor more than sixty (60) days after the Prepayment Notice is delivered to the Holder. The actual amount prepaid may not exceed the Proposed Prepayment Amount and may not be paid after the Proposed Prepayment Date without the Holder’s prior written consent. At any time during the period that five (5) business days prior to the Proposed Prepayment Date, at its option, the Holder may (i) make its exercise of its Conversion Option contingent upon the Borrowers consummating the Funding Transaction on or before a date certain (the “Outside Date”) by so indicating in a Notice of Conversion, and/or (ii) may extend the Outside Date to a later date upon written notice to Borrowers. Also, upon written notice to Borrowers given at least seven days prior to the then-applicable Outside Date, the Holder may withdraw and cancel any Notice of Conversion. The Setting of an Outside Date by the Holder will not affect Borrowers’ right to make the prepayment prior to the Outside Date.

ii. Public Offering. If Parent elects to prepay the Obligations in connection with any Public Offering, Borrowers may prepay the Obligations prior to the Maturity Date without penalty out of the net proceeds received from the Public Offering; provided, that in connection with any prepayment in connection with a Public Offering:

(A) the initial registration statement or offering circular filed with the SEC (collectively, the “Public Offering Documents”) must disclose in the “Use of Proceeds” section, the Proposed Prepayment Amount and any conditions to payment of the Proposed Prepayment Amount, such as receipt by Parent of a minimum amount of gross proceeds from the Public Offering;

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(B) Borrowers must provide Holder with true copies of all Public Offering Documents filed with the SEC in connection with the Public Offering and, within three (3) business days of receipt, all comment letters from the SEC;

(C) by so indicating in its Notice of Conversion, Holder may make its exercise of its Conversion Option contingent upon the Borrowers consummating the Public Offering, receiving the minimum gross proceeds set forth in the Public Offering Documents and prepaying the Proposed Prepayment Amount on or before a date up to 90 days after the date of the filing of the initial Public Offering Documents with the SEC;

(D) subject to Borrowers’ compliance with subparts (A) and (B), if the Holder desires to exercise its Conversion Option, the Holder must deliver its Notice of Conversion to Parent (subject to clause (C) above) within the later of the following (the “Permitted Exercise Period”) - thirty (30) days after delivery of the Public Offering Documents or five (5) Business Days before the date the SEC declares the registration statement effective, delivers a “no review” communication to Issuer or approves the offering circular, as applicable (the “Approval Date”);

(D) if the Holder does not exercise its Conversion Option before the end of the Permitted Exercise Period and any Obligations remain after the permitted prepayment, the Holder may not exercise its Conversion Option until at least forty-five (45) days after the end of the Permitted Exercise Period; and

(E) if Holder has timely given a Notice of Conversion in connection with a Public Offering, Holder may withdraw and cancel the Notice of Conversion by giving notice to Borrowers no later than five (5) business days prior to the Approval Date.

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Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Issuer, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Issuer upon Conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Issuer, then the Conversion Price then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Issuer) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Origo Merger and Change of Control Transaction. If, at any time while this Note is outstanding, (i) whether or not a Liquidity Event by the Parent contemplated by clause (a) of the definition of Liquidity Event shall be consummated prior to the Origo Merger, or (ii) subsequent to the Origo Merger, the applicable Issuer effects any Change of Control Transaction, then, upon any subsequent Conversion of the Obligations, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such Conversion immediately prior to the occurrence of the Origo Merger or a subsequent Change of Control Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Origo Merger or Change of Control Transaction if it had been, immediately prior to the consummation of the Origo Merger or such Change of Control Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such Conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Origo Merger or Change of Control Transaction, and the Issuer shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in the Origo Merger or a subsequent Change of Control Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any Conversion of the Obligations following the Origo Merger or such Change of Control Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Issuer or surviving entity in such Change of Control Transaction shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder’s right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which the Origo Merger or a Change of Control Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 5(b) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Change of Control Transaction.

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c) Pre-Money Valuation. In the event and to the extent that, upon the occurrence of a Liquidity Event, the Pre-Money Valuation of the applicable Issuer shall be less than $225,000,000, then and in such event the applicable number of Conversion Shares issuable upon any one or more Conversions of the Obligations shall be increased to that number of shares of Common Stock determined by (i) dividing (a) the amount of the outstanding Principal Amount of the Obligations that Holder elects to convert into Common Stock, by (b) the Per Share Price (the “Base Conversion Shares”), and multiplying the result of such calculation by a percentage (expressed as a decimal) determined by dividing (i) $225,000,000 by (ii) the lower Pre-Money Valuation at the time of the Liquidity Event. Accordingly for the avoidance of doubt if the Pre-Money Valuation in connection with a Liquidity Event was $200,000,000, the Base Conversion Shares would be adjusted and increased by 1.125 times (or the result of dividing $225,000,000 by $200,000,000).

d) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Issuer) issued and outstanding.

e) Notice to the Holder.

i. Notice to Allow Conversion by Holder. If (A) the Issuer shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Issuer shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Issuer shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Issuer shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Issuer is a party, any sale or transfer of all or substantially all of the assets of the Issuer, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Issuer shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Issuer, then, in each case, the Issuer shall cause to be filed at each office or agency maintained for the purpose of Conversion of the Obligations, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert the Obligations during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

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Section 6. Public Sales of Conversion Shares. The Issuer covenants to use its reasonable best efforts to facilitate the public resale by Holder(s) of any Conversion Shares either (a) pursuant to a Resale Registration Statement, or (b) pursuant to Rule 144 under the Securities Act.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, by electronic communication or sent by a nationally recognized overnight courier service, addressed to the Borrowers, at the address set forth above, or such other facsimile number or address as the Borrowers may specify for such purpose by notice to the Holder delivered in accordance with this Section 9(a). Any and all notices or other communications or deliveries to be provided by the Borrowers hereunder shall be in writing and delivered personally, by facsimile, by electronic communication or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Borrowers, or if no such facsimile number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or electronic communication prior to 5:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or electronic communication between 5:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Borrowers, which are absolute and unconditional, to pay the Obligations at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Borrowers.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Borrowers shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Borrowers.

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a) Governing Law, Venue, Jury Trial Waiver. This Note will be governed by and construed under the laws of the State of Illinois as those laws apply to contracts entered into and wholly to be performed within that state. Borrowers irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Illinois located in Cook County and the United States District Court for the Northern District of Illinois for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Borrowers irrevocably consent to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in the referenced Illinois courts. Borrowers irrevocably waive any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH BORROWER WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

b) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

c) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

d) Assumption. OAC or any other Issuer resulting from a Change of Control Transaction shall (i) assume, prior to consummation of the Origo Merger or such Change of Control Transaction, all of the obligations of the Parent under this Note pursuant to either an applicable amendment to the Origo Merger Agreement or other written agreement in form and substance satisfactory to the Lender (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Lender or other Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Lender (any such approval not to be unreasonably withheld or delayed). The provisions of this Section 9(g) shall apply similarly and equally to successive Change of Control Transactions and shall be applied without regard to any limitations of this Note.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Borrowers has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

HIGHTIMES HOLDING CORP.,
a Delaware corporation

By:
Name:
Title:

TRANS-HIGH CORPORATION,
a New York corporation

By:
Name:
Title:

HIGH TIMES PRODUCTIONS, INC.,
a New York corporation

By:
Name:
Title:

CANNABIS BUSINESS DIGITAL, LLC,
a New York limited liability company

By:
Name:
Title:

HIGH TIMES, INC.,
a New York corporation

By:
Name:
Title:

[Signatures are continued on the next page]

NEW MORNING PRODUCTIONS, INC.,
a New York corporation

By:
Name:
Title:

HEMP TIMES, INC.,
a New York corporation

By:
Name:
Title:

PLANET HEMP, INC.,
a New York corporation

By:
Name:
Title:

THE HEMP COMPANY OF AMERICA, INC.,
a New York corporation

By:
Name:
Title:

HIGH TIMES CANNEX CORP.,
a New York corporation

By:
Name:
Title:

HIGH TIMES PRESS, INC.,
a New York corporation

By:
Name:
Title:

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert Obligations owing by Hightimes Holding Corp., a Delaware corporation (“Parent”), Trans-High Corporation, a New York corporation, High Times Productions, Inc., a New York corporation, Cannabis Business Digital, LLC, a New York limited liability company, High Times, Inc., a New York corporation, New Morning Productions, Inc., a New York corporation, Hemp Times, Inc., a New York corporation, Planet Hemp, Inc., a New York corporation, The Hemp Borrowers of America, Inc., a New York corporation, High Times Cannex Corp., a New York corporation, and High Times Press, Inc., a New York corporation (together with Parent, the “Borrowers” or individually, a “Borrower”), into shares of Parent Common Stock, according to the conditions hereof, as of the date written below. If shares of Parent Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Parent in accordance therewith. No fee will be charged to the holder for any Conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Parent that its ownership of the Parent Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Number of Conversion Shares that would exceed
the limits set forth in Section 4(c) of the Note:

Number of shares of Common Stock to be issued:

Signature:

Name:

Address for Delivery of Common Stock Certificates:

Schedule 1

CONVERSION SCHEDULE

The Senior Secured Convertible Note in the original principal amount of $11,500,000 (the “Note”) is issued by Hightimes Holding Corp., a Delaware corporation and the other Borrowers named therein. This Conversion Schedule reflects Conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Hightimes Holding Corp. Attestation